Exhibit 99.1

News Release	AmSouth Bancorporation Post Office Box 11007 Birmingham, Alabama 35288

FOR IMMEDIATE RELEASE

Contact:	(Investment Community)	List Underwood	(205) 801-0265
	(News Media)	Rick Swagler	(205) 801-0105
To hear a webcast of the conference call with analysts at 2 p.m. CDT, Oct. 17, 2006, go to www.amsouth.com and click on the webcast link under “Message Center.” For supplemental financial information about the third quarter results, visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com/irrc.

AmSouth Reports Earnings for Third Quarter 2006

BIRMINGHAM, Ala., Oct. 17, 2006 – AmSouth Bancorporation (NYSE: ASO) today reported earnings for the third quarter ended Sept. 30, 2006, of $.54 per diluted share, compared to $.51 per diluted share reported for the third quarter of 2005. Net income for the third quarter of 2006 was a record $187.7 million and resulted in a return on average equity of 20.3 percent, a return on average assets of 1.38 percent, and an efficiency ratio of 51.8 percent.

“AmSouth continued to deliver solid results despite a very difficult interest rate environment,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “We are looking forward to completing our merger with Regions Financial Corp. in November, and we believe it will create a formidable franchise with stronger and more diverse sources of revenue.”

Net interest income in the third quarter was $388.8 million, an increase of 3.7 percent compared with the third quarter of 2005, as loans grew 11.7 percent. Commercial loan growth was particularly strong, increasing 17.5 percent compared with the third quarter of 2005, led by a 33.8 percent increase in commercial real estate lending compared with the prior year. Residential mortgages increased 9.4 percent compared with the third quarter of 2005.

Despite the solid loan growth, the net interest margin compressed to 3.19 percent as a result of the continued difficult interest rate environment and a shift in consumer preference toward higher cost time deposits. Although average total deposits increased 5.7 percent to $37.4 billion compared with the third quarter of 2005, low cost deposits declined 1.3 percent to $23.9 billion on the same basis.

Noninterest revenue, which includes earnings from service charges, trust, investment services, interchange, and other sources of fee income, was $248.4 million for the quarter, compared with $259.6 million for the same quarter in 2005, which included a gain of $44.0 million from the sale of the company’s mutual fund management business. Noninterest expenses in the third quarter were $335.7 million, essentially unchanged from the comparable quarter of last year.

Credit quality remained strong, with net charge-offs of $15.9 million or 0.17 percent of average net loans in the third quarter, a decrease of 2 basis points compared with the third quarter of 2005. The provision for loan losses totaled $25.5 million for the third quarter, while the ratio of loan loss allowance to total loans was 0.97 percent at Sept. 30, 2006.

Total nonperforming assets at Sept. 30, 2006, were $113.5 million, or 0.30 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $98.1 million, or 0.29 percent for the quarter ended Sept. 30, 2005 and $109.4 million, or 0.29 percent, in the second quarter of this year.

For supplemental financial information about the third quarter results, please refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on Oct. 17, 2006, or visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com.

About AmSouth

AmSouth is a regional bank holding company with $54 billion in assets, 700 branch banking offices and more than 1,200 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements

Statements in this document that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ materially from those described in the forward-looking statements. Such factors include, but are not limited to: the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Unaudited

AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands, except per share data)

EARNINGS SUMMARY
	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2006			2005			2006	2005
	September 30	June 30	March 31	December 31	September 30		September 30	September 30
Net interest income	$388,754	$402,785	$397,720	$392,150	$374,733	3.7%	$1,189,259	$1,133,124	5.0%
Provision for loan and lease losses	25,500	24,000	27,300	20,850	34,800	(26.7)%	76,800	73,100	5.1%

Net interest income after provision	363,254	378,785	370,420	371,300	339,933	6.9%	1,112,459	1,060,024	4.9%
Noninterest revenues	248,407	231,381	219,683	216,944	259,649	(4.3)%	699,471	698,236	0.2%
Noninterest expenses	335,702	339,555	330,002	320,559	336,905	(0.4)%	1,005,259	971,364	3.5%

Income before income taxes	275,959	270,611	260,101	267,685	262,677	5.1%	806,671	786,896	2.5%
Income taxes	88,303	85,930	79,110	85,552	82,349	7.2%	253,343	243,324	4.1%

Net income	$187,656	$184,681	$180,991	$182,133	$180,328	4.1%	$553,328	$543,572	1.8%

Earnings per common share - basic	$0.55	$0.54	$0.52	$0.52	$0.52	5.8%	$1.61	$1.54	4.5%
Earnings per common share - diluted	0.54	0.53	0.52	0.52	0.51	5.9%	1.58	1.52	3.9%
Cash dividends declared per common share	0.26	0.26	0.26	0.26	0.25	4.0%	0.78	0.75	4.0%
Weighted-average common shares outstanding - basic	343,295	344,647	345,433	347,201	349,346		344,451	351,881
Weighted-average common shares outstanding - diluted	348,842	349,647	350,743	351,811	354,654		349,737	356,816
End of period common shares outstanding	343,543	341,431	346,590	348,072	348,562		343,543	348,562

KEY PERFORMANCE RATIOS
	Three Months Ended						YTD
	2006			2005			2006	2005
	September 30	June 30	March 31	December 31	September 30		September 30	September 30
Average shareholders’ equity to average total assets	6.78%	6.76%	6.79%	6.87%	7.06%		6.78%	7.04%
End of period shareholders’ equity to end of period total assets	7.05	6.64	6.84	6.91	7.00		7.05	7.00
Return on average assets (annualized)	1.38	1.39	1.39	1.40	1.41		1.39	1.44
Return on average shareholders’ equity (annualized)	20.31	20.59	20.52	20.36	20.02		20.47	20.47
Net interest margin - taxable equivalent	3.19	3.39	3.42	3.37	3.31		3.33	3.38
Efficiency ratio	51.80	52.65	52.53	51.71	52.22		52.32	52.12
Loans net of unearned income to total deposits	101.09	100.04	98.97	98.76	96.23		101.09	96.23
Book value per common share	$11.15	$10.48	$10.44	$10.44	$10.26		$11.15	$10.26
Tangible book value per common share	10.29	9.62	9.58	9.59	9.41		10.29	9.41

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

BALANCE SHEET INFORMATION

AVERAGE BALANCES

	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2006			2005			2006	2005
	September 30	June 30	March 31	December 31	September 30		September 30	September 30
Loans net of unearned income	$37,724,857	$37,012,965	$36,344,524	$34,993,552	$33,765,529	11.7%	$37,032,505	$33,447,240	10.7%
Total investment securities *	11,463,056	11,526,166	11,530,789	11,792,136	11,969,618	(4.2)%	11,506,422	12,289,601	(6.4)%
Interest-earning assets *	49,731,740	48,937,299	48,394,488	47,373,341	46,276,262	7.5%	49,026,074	46,072,226	6.4%
Total assets	54,038,641	53,182,063	52,708,707	51,673,254	50,635,581	6.7%	53,314,675	50,425,573	5.7%
Noninterest-bearing deposits	7,649,345	7,948,217	7,956,264	7,949,605	7,565,672	1.1%	7,850,151	7,416,354	5.8%
Interest-bearing deposits**	29,794,471	29,118,925	28,790,160	28,166,662	27,848,894	7.0%	29,238,198	27,581,253	6.0%
Total deposits**	37,443,816	37,067,142	36,746,424	36,116,267	35,414,566	5.7%	37,088,349	34,997,607	6.0%
Shareholders’ equity	3,665,487	3,597,112	3,576,492	3,548,566	3,572,805	2.6%	3,613,356	3,550,546	1.8%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.
**	Statement 133 valuation adjustments related to time deposits and other interest-bearing liabilities are included in other liabilities.

BALANCE SHEET INFORMATION

ENDING BALANCES

						Percent Change Versus Prior Year
	2006			2005
	September 30	June 30	March 31	December 31	September 30
Loans net of unearned income	$38,010,971	$37,454,093	$36,737,948	$35,897,939	$34,335,169	10.7%
Total investment securities	11,125,315	11,389,462	11,394,687	11,669,483	11,855,712	(6.2)%
Interest-earning assets	49,748,412	49,372,999	48,491,173	48,072,394	46,779,359	6.3%
Total assets	54,272,800	53,929,814	52,858,162	52,607,110	51,105,385	6.2%
Noninterest-bearing deposits	7,582,057	8,188,068	8,291,134	8,233,137	8,022,022	(5.5)%
Interest-bearing deposits	30,020,844	29,249,432	28,828,184	28,115,245	27,658,103	8.5%
Total deposits	37,602,901	37,437,500	37,119,318	36,348,382	35,680,125	5.4%
Shareholders’ equity	3,828,845	3,579,061	3,617,742	3,634,577	3,577,455	7.0%

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

NONPERFORMING ASSETS

	2006			2005
	September 30	June 30	March 31	December 31	September 30
Nonaccrual loans*	$99,605	$94,892	$84,150	$102,981	$80,421
Foreclosed properties	11,668	12,684	14,566	17,667	15,853
Repossessions	2,182	1,833	1,599	2,274	1,869

Total nonperforming assets*	$113,455	$109,409	$100,315	$122,922	$98,143

Nonperforming assets to loans net of unearned income, foreclosed properties and repossessions	0.30%	0.29%	0.27%	0.34%	0.29%
Accruing loans 90 days past due	$52,213	$43,542	$49,208	$54,005	$52,404

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* Exclusive of accruing loans 90 days past due

ALLOWANCE FOR LOAN AND LEASE LOSSES

	2006			2005
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
Balance at beginning of period	$359,092	$352,242	$366,695	$384,647	$365,626
Loans charged off	(24,480)	(25,926)	(50,571)	(47,314)	(23,926)
Recoveries of loans previously charged off	8,583	8,776	8,818	8,512	8,147

Net Charge-offs	(15,897)	(17,150)	(41,753)	(38,802)	(15,779)
Addition to allowance charged to expense	25,500	24,000	27,300	20,850	34,800

Balance at end of period	$368,695	$359,092	$352,242	$366,695	$384,647

Allowance for loan and lease losses to loans net of unearned income	0.97%	0.96%	0.96%	1.02%	1.12%
Net charge-offs to average loans net of unearned income *	0.17%	0.19%	0.47%	0.44%	0.19%
Allowance for loan and lease losses to nonperforming loans**	370.16%	378.42%	418.59%	356.08%	478.29%
Allowance for loan and lease losses to nonperforming assets**	324.97%	328.21%	351.14%	298.32%	391.93%

*	Annualized
**	Exclusive of accruing loans 90 days past due